UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

VEMANTI GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56266	46-5317552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7545 Irvine Center Dr., Ste 200, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 559-7200

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Rescission Transaction

Rescission Agreement

As previously disclosed, on April 1, 2024, Vemanti Group, Inc., a Nevada corporation (the “Company”), entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, Mr. Tan Tran, as the sole holder of the Company’s Series A Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), VinHMS Pte. Ltd., a Singapore private company limited by shares (“VinHMS”), and Mr. Hoang Van Nguyen and Asian Star Trading & Investment Pte. Ltd. (“Asian Star”), the sole shareholders of VinHMS (the “Shareholders”). Pursuant to the terms of the Share Exchange Agreement, Mr. Tran contributed all of his shares of Series A Preferred Stock to the Company in exchange for 800,000 newly issued shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The Shareholders transferred all the issued and outstanding shares of VinHMS to the Company in exchange for (i) the issuance of 9,200,000 newly issued shares of Series B Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings, and (ii) the issuance to the Shareholders of all 40,000,000 authorized shares of Series A Preferred Stock, which shares were issued pro rata to each Shareholder based on their VinHMS shareholdings.

Subsequent to consummating these transactions, the parties determined that they would unwind the transactions as set forth in the Share Exchange Agreement and in the other agreements entered into in connection therewith.

Accordingly, on December 17, 2024, the Company entered into a Mutual Rescission Agreement and Release (the “Rescission Agreement”) by and among the Company, Mr. Tran, the Shareholders and VinHMS. Pursuant to the terms of the Rescission Agreement, the parties agreed to unwind the transactions as set forth in the Share Exchange Agreement and in the other agreements entered into in connection therewith, so as to place each of the parties to the Share Exchange Agreement in the position that they were as of immediately prior to the closing of the transactions as set forth in and as contemplated by the Share Exchange Agreement and the related agreements. On December 20, 2024, the transactions contemplated by the Rescission Agreement were consummated.

Pursuant to the terms of the Rescission Agreement, among other things, the parties agreed as follows:

i. The Shareholders agreed to transfer to the Company 9,200,000 shares of the Series B Preferred Stock.

ii. The Shareholders agreed to transfer to the Company 40,000,000 shares of Series A Preferred Stock.

iii. Mr. Tran agreed to transfer to the Company 800,000 shares of Series B Preferred Stock.

iv. The Company agreed to transfer to the Shareholders all the issued and outstanding VinHMS Shares.

v. As promptly as possible after the date of the Rescission Agreement, the Company will issue up to 40,000,000 shares of Series A Preferred Stock to Mr. Tran.

vi. Mr. Nguyen agreed to resign as a director and officer of the Company.

vii. Ms. Trinh Tuyet Mai Le agreed to resign as a director of the Company.

viii. Mr. Tran agreed to return to the office of the Chief Executive Officer.

ix. Mr. Tran agreed to transfer all the membership interests in VoiceStep Telecom LLC (“VoiceStep”) back to the Company at least one (1) business day prior to the execution of the Rescission Agreement, which transfer is set forth in the Letter Agreement, dated December 17, 2024, between Mr. Tran and the Company (the “Letter Agreement”).

x. Mr. Tran, the Company and VinHMS agreed, in connection with the payment of the amounts due by the Company to Mr. Tran under the Loan Agreement, dated August 6, 2021, that Mr. Tran will deposit $128,500.00 with the Company, and the Company will issue to Mr. Tran a new loan, on the same terms and conditions as the previous loan, in the principal amount of $128,500.00, accruing interest at the rate of 1% per annum and due on December 20, 2025 (the “New Loan”).

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In addition, pursuant to the terms of the Rescission Agreement, the parties agreed to terminate:

i. The Executive Employment Agreement, dated as of April 1, 2024, (the “Nguyen Employment Agreement”) by and between the Company and Mr. Nguyen.

ii. The Executive Employment Agreement, dated as of April 1, 2024, (the “Tran Employment Agreement”) by and between the Company and Mr. Tran.

iii. The Registration Rights Agreement, dated April 1, 2024, (the “Registration Rights Agreement”) by and among the Company, Mr. Tran, VinHMS and the Shareholders.

iv. The Lock-up Agreement, dated as of April 1, 2024, (the “Lock-Up Agreement”) by and among the Company, Mr. Tran, VinHMS and the Shareholders.

v. The LLC Membership Interest Transfer Agreement, dated as of April 1, 2024 (the “LLC Transfer Agreement”), by and between the Company and Mr. Tran.

The Rescission Agreement contains certain mutual releases, and covenants, representations and warranties customary for an agreement of this type.

The foregoing summary of the Rescission Agreement and the transfer of the membership interests in VoiceStep is qualified in its entirety by the terms of the Rescission Agreement and the Letter Agreement, which are filed as Exhibits 10.22 and 10.23, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Loan Agreement

On December 20, 2024, the Company and Mr. Tran executed the New Loan in the principal amount of $128,500.00. The New Loan bears simple interest at a rate of 1% per annum to the maturity date, December 20, 2025, or such earlier date as the New Loan may be paid pursuant to the terms of the New Loan. There is no penalty or premium for prepayment. In the Event of Default (as defined in the New Loan), Mr. Tran may, at his option, declare the entire indebtedness under the New Loan immediately due and payable.

Item 1.02. Termination of a Material Definitive Agreement.

On December 20, 2024, the following agreements were terminated: (i) the Nguyen Employment Agreement, (ii) the Tran Employment Agreement, (iii) the Registration Rights Agreement, (iv) the Lock-Up Agreement, and (v) the LLC Transfer Agreement. The information set forth under Item 1.01 hereof, to the extent applicable, is incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Loan contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Rescission Agreement, effective December 20, 2024, Mr. Nguyen resigned as Chief Executive Officer and a member of the Company’s board of directors. Effective December 20, 2024, Ms. Le resigned as a member of the Company’s board of directors. Mr. Nguyen’s and Ms. Le’s resignations are not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective December 20, 2024, Mr. Tran was appointed Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma unaudited condensed combined financial statements for the nine months ended September 30, 2024 are filed with this Report as Exhibit 99.5 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
10.22*	Mutual Rescission Agreement and Release, dated December 17, 2024, by and among Vemanti Group, Inc., Tan Tran, VinHMS Pte. Ltd., Hoang Van Nguyen, and Asian Star Trading & Investment Pte. Ltd.
10.23	Letter Agreement, dated December 17, 2024, between Vemanti Group, Inc. and Tan Tran
10.24	Loan Agreement, dated December 20, 2024, by and between Tan Tran and Vemanti Group, Inc.
99.5	Pro forma unaudited condensed combined financial statements for the nine months ended September 30, 2024 for Vemanti Group, Inc. and VoiceStep LLC.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2) or 601(a)(5), as applicable. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEMANTI GROUP, INC.

Dated: December 23, 2024	By:	/s/ Tan Tran
	Name:	Tan Tran
	Title:	Chief Executive Officer

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